EXHIBIT 10.2

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of March 28, 2006 (this “Amendment”) to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Jupitermedia Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto (the “Lenders”), LaSalle Bank National Association, as syndication agent, KeyBank National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended as set forth below;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendment to Section 1.01 (Defined Terms). (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“Research Business” means the JupiterResearch division of the Borrower.

SECTION 3. Amendment to Section 7.07 (Disposition of Assets). Section 7.07 of the Credit Agreement is hereby amended by (i) deleting the term “and” at the end of clause (d) thereof, (ii) renaming clause (e) thereof as clause (f) and (iii) inserting the following new clause (e) in the appropriate alphabetical order:

“(e) the sale of the Research Business; and”

SECTION 4. Conditions to Effectiveness of Amendment. The amendments set forth herein shall become effective on the date upon which each of the following conditions precedent have been satisfied or waived:

(i) The Administrative Agent (or its counsel) shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of (A) the Borrower and (B) the Required Lenders;

(ii) The Administrative Agent (or its counsel) shall have received a counterpart of the Acknowledgment and Consent, substantially in the form attached hereto as Exhibit A, executed and delivered by a duly authorized officer of each Guarantor;

(iii) The Borrower shall have paid all fees and expenses of the Administrative Agent, in connection with this Amendment including the reasonable fees and expenses of counsel to the Administrative Agent; and

(iv) After giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 5. Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided, that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

SECTION 6. Effect on the Loan Documents. (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 7. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 8. Affirmation of Guaranty and Credit Agreement. The Guarantors hereby consent to this Amendment and hereby confirm, reaffirm and restate that their obligations under or in respect of the Credit Agreement and the documents related thereto to which they are a party are and shall remain in full force and effect after giving effect to the foregoing Amendment.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

JUPITERMEDIA CORPORATION

By: /s/ Christopher S. Cardell

Name: Christopher S. Cardell

Title: President and Chief Operating Officer

JP MORGAN CHASE BANK, N.A., as Administrative

Agent and Lender

By: /s/ David F. Gibbs

Name: David F. Gibbs

Title: Senior Vice President

Name of Institution: LaSalle Bank National Association

By: /s/ Nancy W. Lanzoni

Name: Nancy W. Lanzoni

Title: First Vice President

Name of Institution: KeyBank National Association

By: /s/ Jennifer A. O’Brien

Name: Jennifer A. O’Brien

Title: VP

Name of Institution: Citizens Bank of Massachusetts

By: /s/ William N. Clossey

Name: William N. Clossey

Title: Vice President

Name of Institution: The Northern Trust Company

By: /s/ Benjamin P. Livermore

Name: Benjamin P. Livermore

Title: Officer

Name of Institution: Webster Bank

By: /s/ Albert M. Schenck

Name: Albert M. Schenck

Title: Vice President

EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Amendment No. 1.

JUPITERIMAGES CORPORATION

By:	/s/ Christopher S. Cardell
Name: Christopher S. Cardell Title: President

CREATAS, L.L.C By: JUPITERIMAGES CORPORATION, as Managing Member

By:	/s/ Christopher S. Cardell
Name: Christopher S. Cardell Title: President

DYNAMIC GRAPHICS, INC.

By:	/s/ Christopher S. Cardell
Name: Christopher S. Cardell Title: President

PICTUREQUEST LLC

By:	/s/ Christopher S. Cardell
Name: Christopher S. Cardell Title: President

PICTUREARTS CORPORATION

By:	/s/ Christopher S. Cardell
Name: Christopher S. Cardell Title: President